UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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CURAEGIS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CURAEGIS TECHNOLOGIES, INC.

NOTICE OF 2019

ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

 CURAEGIS TECHNOLOGIES, INC.

350 LINDEN OAKS

ROCHESTER, NY 14625

August 22, 2019

Dear Shareholder:

On behalf of our board of directors and management, we cordially invite you to attend the Annual Meeting of Shareholders to be held at:

Casa Larga Vineyards,

2287 Turk Hill Road,

Fairport, New York 14450

TUESDAY, OCTOBER 15, 2019

The annual meeting will begin promptly at 7:00 p.m., Eastern Daylight Time.

At this meeting, our shareholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. I will also provide a report on our Company and will entertain questions of general interest to shareholders.

Your vote is important. Your shares should be represented at the Annual Meeting whether or not you plan to attend. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you or, if you requested printed copies of the proxy materials, you can vote by mail or on the Internet as instructed on the proxy card that you received. You may revoke your proxy and vote in person if you decide to attend the meeting.

Thank you for your continued support.

Cordially,

/s/ Richard A. Kaplan

Richard A. Kaplan

Chief Executive Officer

CurAegis Technologies, Inc.

CURAEGIS TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	7:00 p.m., Eastern Daylight Time, TUESDAY, OCTOBER 15, 2019

Place:	Casa Larga Vineyards 2287 Turk Hill Road Fairport, New York 14450

Proposals:

1.	To elect to the Company’s Board of Directors the 10 persons nominated by the Board of Directors;
2.	To act upon an Advisory Resolution on Executive Compensation; and
3.	To act upon a proposal to ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Who Can Vote:

You can vote at the Annual Meeting or any adjournment or postponement thereof if you were a Common, Series C, C-2 or C-3 Preferred shareholder at the close of business on August 21, 2019 (“the Record Date”).

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on October 15, 2019.

Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Our 2018 Annual Report on Form 10-K, the Proxy Statement, and any amendments to the foregoing materials that are required to be furnished to shareholders are available at http://www.cstproxy.com/curaegis/2019. Instructions on how to access and review the proxy materials on the Internet can also be found on the proxy card sent to shareholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in street name. The Notice includes instructions for shareholders who hold their shares in street name on how to access the proxy card to vote via the Internet.

August 22, 2019	/s/ Richard A. Kaplan
Richard A. Kaplan Chief Executive Officer CurAegis Technologies, Inc.

CURAEGIS TECHNOLOGIES, INC.

350 LINDEN OAKS

ROCHESTER, NY 14625

PROXY STATEMENT

Date of Proxy Statement: August 20, 2019

Date of Distribution: September 5, 2019

Annual Meeting of Common, Series C, Series C-2 and Series C-3 Preferred Shareholders:

October 15, 2019

Our Board of Directors is soliciting proxies for the 2019 annual meeting of Common, Series C, Series C-2 and Series C-3 Preferred shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING OF SHAREHOLDERS

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a Proxy Statement?

A proxy statement is a document that regulations issued by the U.S. Securities and Exchange Commission require that we give to you when we ask you to sign a proxy card to vote your stock at the annual meeting of shareholders.

Why am I receiving this Proxy Statement?

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2019 Annual Meeting of Shareholders to be held on TUESDAY OCTOBER 15, 2019 at 7:00 p.m. at Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450. This Proxy Statement furnishes you with information you need in order to vote, whether or not you attend the meeting.

What are the Proposals I am being asked to consider and vote upon?

You are being asked to consider and vote upon the Proposals specified below:

1.	To elect to the Company’s Board of Directors the 10 persons nominated by the Board of Directors;
2.	To consider and act upon an Advisory Resolution on Executive Compensation; and
3.	To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2019 fiscal year.

If you grant a proxy, your shares will be voted in the discretion of the proxy holder on any proposal for which you do not register a vote and any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Will there be any other items of business addressed at the Annual Meeting?

Our bylaws preclude consideration of any other business by the shareholders at the Annual Meeting since the requisite notice to conduct such business would not have been provided on a timely basis to the shareholders before the meeting.

Who may vote at the Annual Meeting?

If you owned Company common, Series C Preferred, Series C-2 or Series C-3 Preferred stock at the close of business on August 21, 2019 (the “Record Date”), then you may attend and vote at the meeting. At the close of business on the Record Date, we had 52,062,007 shares of common stock, 15,687,500 shares of Series C Preferred stock, 24,500,000 shares of Series C-2 Preferred stock and 3,268,000 shares of Series C-3 Preferred stock outstanding and entitled to vote. Each Common share, each Series C Preferred share, each Series C-2 and each Series C-3 Preferred share is entitled to one vote on each proposal. Shares of our Series A and Series B Preferred stock are not entitled to vote at the meeting.

How many shares must be present at the Annual Meeting to conduct business?

The Company’s bylaws provide that holders of at least 33 1/3% of the shares outstanding on the Record Date and entitled to vote must be present at the Annual Meeting, either by attending the Annual Meeting in person or by submitting a properly signed proxy card. This requirement is called a “quorum.”

We do not anticipate the lack of a quorum on October 15, 2019. If that event were to occur, we would adjourn the meeting to a later date and provide timely notice to all shareholders entitled to vote of the new date and time of the adjourned meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to Securities and Exchange Commission (the “SEC”) rules, we are permitted to provide access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders entitled to vote will have the ability to access our proxy materials on a website referred to in the Notice or request to receive a printed set of our proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	view our proxy materials for the Annual Meeting on the Internet;
●	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email or viewing them on the Internet will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

“Shareholder of record.” If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

“Beneficial Owner of Shares Held in Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of the shares held in “street name,” and the Notice was forwarded to you by your brokerage firm, bank or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares entitled to vote, how do I vote?

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you can vote by mail or on the Internet.

If I am a beneficial owner of shares entitled to vote held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. Follow the instructions provided to you by your broker, bank or other intermediary.

What happens if I do not give specific voting instructions?

Shareholders of record. If you are a shareholder of record and you

●	indicate, when voting on the Internet, that you wish to vote as recommended by our Board of Directors; or
●	sign and return the proxy card without giving specific instructions;

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may vote in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on “routine” matters (such as the ratification of our appointment of our independent registered public accounting firm) but cannot vote on “non-routine” matters (such as the election of directors). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspectors of Election that it does not have the authority to vote on this matter with respect your shares and your shares will not be voted. This is generally referred to as a “broker non-vote.” When our Inspectors of Election tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but otherwise will not be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can I change or revoke my vote?

Yes. You can revoke your vote at any time before the beginning of the Annual Meeting in any one of four ways:

1.

You may revoke your vote on the Internet by visiting the website designated in the Notice of Internet Availability of Proxy Materials and by following the instructions in the Notice which explain how to revoke your previous vote and, if you wish, change your vote;

2.	You may sign and mail another proxy card with a later date;
3.	You may vote in person at the Annual Meeting; or
4.	You may give notice of revocation to us by writing Kathleen A. Browne Chief Financial Officer, CurAegis Technologies, Inc., 350 Linden Oaks Rochester New York 14625.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may vote against one or more nominees. The proposal related to the election of directors is described in this proxy statement under the caption “Proposal 1.” Proposals 2 and 3 are advisory votes only, with the results non-binding on the Company or its board of directors.

What are the Board’s recommendations?

The board of directors recommends a vote FOR all of the nominees for director (Proposal 1) and recommends a vote FOR each of Proposals 2 and 3.

What percentage of the vote is required for a proposal to be approved?

In accordance with the Company’s bylaws, each nominee must receive a plurality of the votes cast at the Annual Meeting. The board of directors has determined that there shall be 10 directors and has nominated 10 individuals for election as directors. There are no other nominees. Thus, if a quorum is present at the meeting all nominees receiving votes will be elected as directors, regardless of the percentage of the votes cast for each nominee.

Proposals 2 and 3 are non-binding on the Company and its board of directors. Proposals 2 and 3 solicit advice only and, therefore, there is no minimum number of votes required with respect to Proposals 2 and 3.

The total number of votes cast at the meeting includes only those Common, Series C Preferred, Series C-2 and Series C-3 Preferred shares actually voted and does not include “abstentions.” While an abstention does count for the purpose of determining whether holders of 33 1/3% of the total number of outstanding shares are present at the Annual Meeting to conduct business (i.e. a quorum), abstentions do not count for the purpose of determining whether a majority of the votes cast were cast in favor of or against a proposal.

Suppose I receive multiple proxy cards?

This means that your shares are held in more than one account. In order to make sure you have voted all of your shares, please make sure you have properly signed, dated and mailed each proxy card you may have received.

Who is soliciting my vote and who is paying for the solicitation?

The board of directors is soliciting your vote at the Annual Meeting by distributing this proxy statement to all shareholders entitled to vote. The board will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to all beneficial owners of our common stock. The Company will pay all expenses for this solicitation, including the reimbursement of its transfer agent, brokerage firms, banks and other nominees for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners. While the Company has not retained the services of a proxy solicitor, it has retained advisory services with respect to the Internet hosting, posting and document conversion of its proxy materials as well as to permit Internet voting.

How will I find out the outcome of the voting?

We will announce preliminary voting results at the meeting. We will publish the final results in a Current Report (Form 8-K) filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1 on the Proxy Card)

Under our Bylaws, our board of directors is elected annually to serve until the next annual meeting of shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the proxy card is marked to the contrary, executed and valid proxies received will be voted FOR the election of the 10 nominees named below.

All of the nominees are currently directors of the Company. Thomas F. Bonadio, William W. Destler, Lance F. Drummond, Keith E. Gleasman, John W. Heinricy, Richard A. Kaplan, Thomas J. Labus, Charles N. Mills, E. Philip Saunders and Gary A. Siconolfi. Mr. Drummond was appointed to the Board on December 11, 2018. All other board members listed above, were elected at the Annual Meeting of shareholders in June 2018. The biographies of all of the persons nominated for election as directors appear below.

Vote Required

Nominees for election to the board of directors must receive the affirmative vote of the holders of a plurality of the shares entitled to vote which are cast at the Annual Meeting, either in person or by proxy.

Recommendation

The board of directors unanimously recommends a vote FOR each of the nominees named in the table below for election to the board. Set forth immediately after the tabular presentation of nominees is a narrative description of the specific business experience, qualifications, skills and background of each nominee that led the board to conclude that each of the nominees should serve as a director of the Company for a period from this Annual Meeting until the next Annual Meeting of shareholders.

Name	Age	Positions
Richard A. Kaplan	73	Chief Executive Officer, Director
Keith E. Gleasman	71	President, Director
Gary A. Siconolfi	67	Director, Chairman of the Board
Thomas F. Bonadio	69	Director
William W. Destler	72	Director
Lance F. Drummond	64	Director
John W. Heinricy	71	Director
Thomas J. Labus	73	Director
Charles N. Mills	80	Director
E. Philip Saunders	81	Director

Information about Nominees

Richard A. Kaplan, age 73, has served as chief executive officer and as a director since October 2010. From 2000 to 2010, Mr. Kaplan was the chief executive officer of Pictometry International Corp., a visual information systems company that experienced exponential growth under his leadership. Previously, Mr. Kaplan led and developed a number of other successful businesses in industries including retail floor covering, advertising and marketing, computer software, real estate development and human resource development.

Mr. Kaplan currently is on the board of Viggi Corporation. He has been very active in the community in academic institutions and charitable organizations, including present roles on the Board of Trustees at Rochester Institute of Technology, Nazareth College and the University of Rochester Medical Center as well as directorships at Venture Creations (an RIT business incubator), Camp Good Days and Special Times, Rochester’s Child, Rochester Broadway Theatre League, George Eastman House, and the Center for Governmental Research.

Mr. Kaplan’s business success and contributions within the community have been recognized by multiple awards, including the prestigious Herbert W. Vanden Brul Entrepreneurial Award presented by RIT’s E. Philip Saunders College of Business in April 2007. Mr. Kaplan was designated the “Businessperson of the Year” in 2007. In 2012, he was inducted into the Rochester Business Hall of Fame. Mr. Kaplan has an extensive background in economics, accounting, management and executive leadership. He is regularly sought out by startups, universities and other organizations for which he has provided private consulting and guest lecturing on marketing, economics and organizational development. He attended Rochester Institute of Technology and the University of Buffalo where he majored in accounting and minored in economics.

Keith E. Gleasman, age 71, is a co-founder of the Company and has served as president and as a director since the Company’s inception on September 1996. From 2010 to 2016, he served as the vice president of marketing. From 2005 to 2010 he also held the title of chief technology officer. From 1985-1988, Mr. Gleasman was the vice president of sales for the Power Systems Division of Gleason Works.

Mr. Gleasman is a co-inventor on a notable number of the Company’s patents. His strengths include his marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating products to persons within all levels of the automotive industry, race crew members, educators and students. He has spent virtually his entire career involved with inventing and manufacturing new and creative mechanical components for the automotive industry, working closely with his father, Vernon E. Gleasman. Mr. Gleasman earned his B.S. degree from Ashland University in Ashland, Ohio.

Gary A. Siconolfi, age 67, has served as a director since October 2002, and has been the Company’s board chair since 2005. Since 1995, Mr. Siconolfi has been the sole owner of his own commercial real estate business. Mr. Siconolfi acted as an advisor to the Company from 1999 through 2002, at which time he joined the board. From 1984 to 1995, he was the owner and president of Panorama Dodge, Inc., Penfield, New York and from 1989 to 1995 he was the owner and president of Panorama Collision, Inc., East Rochester, New York, where he started and managed a highly successful auto/truck dealership and collision business. Prior to opening the dealership and collision business, Mr. Siconolfi acquired extensive knowledge in the automotive industry, working in sales, sales management and general management at various automotive businesses. He has completed more than 100 programs sponsored by Chrysler Corporation, Ford Motor Company and General Motors in fields such as management, sales management, sales, customer relations, human resources and service training, and he has earned numerous awards given by these companies.

Thomas F. Bonadio, age 70, has served as a director since November 2010 and is the Chairman of the CurAegis Audit Committee. Mr. Bonadio is the Founder and Senior Counsel of the Bonadio Group, which he founded in 1978.  Since that time, he has devoted his efforts to serving commercial companies in the Rochester area and helping the firm grow from two people to its present size of over 750 employees.  Tom specializes in providing business advice to privately-held companies and their owners with a particular emphasis on helping privately-held companies maximize their value and return to shareholders. He works with a variety of industries including construction, manufacturing, professional services and real estate, and is particularly well-versed in mergers and acquisitions from strategic through financial implications, and has helped dozens of companies, including The Bonadio Group, navigate through these tricky waters.

Mr. Bonadio is active in community life, serving as a Commissioner of the Monroe County Case Commission, Monroe County Jobs Creation Task Force and on the St. John Fisher College Alumni Activities Committee.  Tom has served as adjunct faculty at the Rochester Institute of Technology and as a Trustee and Chairman of the Accounting Advisory Board of St. John Fisher College.  He is past Chairman of the Board of Trustees of St. John Fisher College. tom has been the recipient of numerous professional and community awards including: the Accounting Alumnus of the Year from St. John Fisher College in 1990, the Business Person of the Year in 2009 from the Rochester Chamber of Commerce, he was an inductee to the Rochester Business Hall of Fame in 2010, in 2016 he was named the Accounting Today Managing Partner Elite Honoree, and in 2016 was named honored with the Herbert W. Vanden Brul Award from Rochester Institute of Technology.

Mr. Bonadio has a B.B.A. in Accounting from St. John Fisher College and is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

William W. Destler, age 72, has served as a director since September 2009. Dr. Destler was president of Rochester Institute of Technology from July 1, 2007 to June 30, 2017. He was the ninth president in the university's 182-year history. Prior to RIT, he was senior vice president for academic affairs and provost of the University of Maryland at College Park, where he rose from the ranks of research associate and assistant professor of electrical engineering to senior vice president and provost. At Maryland, he also served as electrical engineering department chair, dean of the A. James Clark School of Engineering, interim vice president for university advancement, vice president for research, and dean of the graduate school.

Dr. Destler is an international authority on high-power microwave sources and advanced accelerator concepts. He is best known for his pioneering work in the collective acceleration of heavy ions, achieving the highest energies to date by this method, and for his development of large orbit microwave devices, including large orbit gyrotrons and rotating beam free electron lasers. He has consulted for government agencies and private firms, received more than $40 million in grants and contracts, published more than 200 journal articles and book chapters, and presented many papers. Dr. Destler has also directed 18 masters and doctoral student theses and earned awards for his teaching. Dr. Destler earned a bachelor’s degree from Stevens Institute of Technology and a Ph.D. from Cornell University. Both degrees were in the field of applied physics.

Lance F. Drummond, age 64, has served as a director since December 2018. Mr. Drummond is currently a board member for Federal Home Loan Mortgage Corporation (Freddie Mac) where he has served on the Audit Committee and Nominations and Governance Committee since 2015. He is a board member for United Community Bank Inc. since 2018, where he serves on the Risk Committee, Nominating and Governance Committee and Compensation Committee. He is also a member of the Public Board of Governors for the Financial Industry Regulatory Authority (FINRA).

Mr. Drummond earned a Bachelor’s degree in Business Management from Boston University, a Master’s degree in Business Administration from the Simon Business School at the University of Rochester and a Master’s degree in Management Science from MIT. Mr. Drummond received the MIT Sloan Fellowship in 1994 and the Aspen Institute’s Henry Crown Fellowship in 1998.

Mr. Drummond’s professional experience includes: twenty-six years at Eastman Kodak Company in a variety of technology and general management positions including as Chief Operating Officer for the Kodak’s professional products division, Bank of America where he served as Service and Fulfillment Operations executive for Global Technology and Operations and Digital Channels executive for the Consumer Banking Division. At Fiserv, he was Executive Vice President of Human Resources and Shared Services. Prior to retiring from TD Canada Trust, he was Executive Vice President of Operations and Technology.

John W. Heinricy, age 71, has served as a director since November 2010. Since 2008, he has served as president of Heinrocket Inc., an international automotive consulting firm specializing in vehicle testing and development, high-performance driver training, race car development, vehicle forensics and expert witness. He is also on the board of the National Corvette Museum Motorsports Park and was elected to the National Corvette Museum Hall of Fame in 2014. From 2001 to 2008, Mr. Heinricy was the director of High-Performance Vehicle Operations in General Motor’s Performance Division, responsible for the planning, development, testing, and execution of all the performance versions of GM vehicles, from the Cobalt SS to the Cadillac CTS-V. Mr. Heinricy began his career at General Motors in 1970 and worked in various leadership positions, including vehicle development manager for the Corvette platform, the head of vehicle integration engineering for the Corvette, and chief engineer for the Camaro and Firebird.

Mr. Heinricy is also a legendary race-car driver. Mr. Heinricy has raced Corvettes, Camaros, and Pontiac Firebirds professionally since 1984, driving in over 240 professional races, including thirty-five 24-hour races, has won 4 Professional Driver Championships, 13 SCCA National Championships, has set 3 FIA world speed records and was a 2001 President’s Cup recipient. In the summer of 2010, he won six out of six SCCA races, driving a C-5 Corvette equipped with CurAegis’s IsoTorque® differential.

He earned his BSME degree from South Dakota School of Mines and Technology University and his MBA degree from Michigan State Advanced Management Program.

Thomas J. Labus, age 73, has served as a director since December 2012. Since 2012, Mr. Labus has served as the president of SCIRE Corporation, an engineering consulting firm specializing in hydraulics. From 1991 through 2012, Mr. Labus held an appointment as a Professor of Mechanical Engineering at the Milwaukee School of Engineering (MSOE) from which he recently retired. At MSOE, Mr. Labus was instrumental in developing a fluid power option in the mechanical engineering technology program, and in developing long-term industrial partnerships with companies such as Caterpillar and John Deere in the field of advanced fluid power technologies. Additionally, he taught in the Master of Engineering program at MSOE in the areas of mechanical engineering and fluid power.

Mr. Labus is nationally known as one of the foremost experts in hydraulics, with additional background in fluid mechanics, high-pressure engineering, actuation/controls systems, pneumatics, materials evaluation, and mechanical design and analysis. With over forty-eight years of experience, he has a wealth of knowledge on both the technology and the market in the hydraulics industry.

He earned his BS degree from Purdue University in Aeronautical Engineering and his MS degree from the University of Illinois in Theoretical and Applied Mechanics.

Charles N. Mills, age 80, has served as a director since November 2010. Mr. Mills is the co-CEO, along with his son, Aaron, of a commercial real estate development firm he founded in 1973, whose primary business has been the development and construction of several highly successful corporate office parks and retail properties. Previously, he was a partner in a law firm he founded in 1967 of Mills, Schwartz and White which later merged to become Bernstein, Mills, Schwartz, White and Bernstein. Mr. Mills substantially concentrated on real estate syndication, venture capital, and securities law.

Mr. Mills has been active in several charitable organizations. Mr. Mills holds a BS degree in business administration from Syracuse University and a doctor of laws from The Cornell Law School.

E. Philip Saunders, age 81, has served as a director since November 2010. Since 1990, Mr. Saunders has been the president and chief executive officer of Saunders Management Co., a firm that he owns. He also is chairman of the board of Genesee Regional Bank and Valley Fuels and serves on the board of directors for American Rock Salt, Lewis Tree, Paul Smiths, Passero Associates, Royal Oak Realty Trust, Western New York Energy, University of Rochester, Rochester Institute of Technology and the Young Entrepreneurs Academy.

Mr. Saunders’ previous business history includes owner/founder of Truckstops of America, owner/founder of Travel Ports of America, Inc. which later merged with TravelCenters of America, owner of W.W. Griffith Oil Corp., owner/founder of Sugar Creek Corp., owner of Econocar International, owner of Richardson Foods, chief executive officer of American Rock Salt, and senior vice president of Ryder Systems.

Mr. Saunders’ past services have included membership on the boards of directors of several organizations, including Rochester General Hospital, Excellus Blue Cross/Blue Shield, Security-Norstar Ryder Systems, and the Boy Scouts of America-Steuben Area Council. He has received numerous awards for his contributions to the community, including the Herbert W. Vanden Brul Entrepreneurial Award from the Rochester Institute of Technology’s College of Business (now known as the E. Philip Saunders College of Business), a Doctorate of Commercial Science from Paul Smiths College, the Teddi Award from Camp Good Days and Special Times and the Livingston County Citizen of the Year. He was elected to the Rochester Business Hall of Fame in 2004. Mr. Saunders is a member of Livonia Central School Athletic Hall of Fame and the National Association of Travel Centers Hall of Fame and was the recipient of the 2018 Rochester Business Journal Icon Award.

Relationships and Agreements

There are no family relationships among any of the directors or executive officers of the Company. There are no agreements or arrangements for the nomination or the appointment of any persons to the board of directors.

Information About Executive Officers

In addition to Richard A. Kaplan and Keith E. Gleasman, the Company’s other executive officer is Kathleen A. Browne, Chief Financial Officer and Secretary.

Kathleen A. Browne, age 64, has served as chief financial officer, corporate secretary, and principal accounting officer since April 2015. From 2007 to 2015, Ms. Browne managed her own professional services and consulting business. Ms. Browne provided consulting services to the Company from April 2015 through August 2015 and joined the Company in September 2015. From 2007 to 2015 she served as chief financial officer in several development stage businesses including U-Vend, Inc. and NaturalNano, Inc. Ms. Browne also served as the Controller and Chief Accountant for Paychex (2001-2004) and W. R. Grace (1996-2001). Ms. Browne spent thirteen years in public accounting with PricewaterhouseCoopers. Ms. Browne is a CPA with a degree in accounting from St. John Fisher College in Rochester, NY.

CORPORATE GOVERNANCE

CurAegis believes it is important to disclose to you a summary of our major corporate governance practices. Some of these practices have been in place since the Company’s inception. Others have been adopted in response to legislative and regulatory changes. We will continue to assess our corporate governance practices and refine them as are appropriate due to changed circumstances. We will share any future changes with you on an ongoing basis.

A.   Role of the Board of Directors---Board Leadership Structure

All corporate authority resides in the board of directors as the representative of the shareholders. The board has delegated authority to management to implement the Company’s mission of maximizing long-term shareholder value while adhering to the laws of the jurisdictions where we operate and at all times observing the highest ethical standards. With respect to its relationship to management, the board’s role is not to manage but to provide independent oversight of management’s decisions.

Management’s responsibilities include the development and implementation of the Company’s strategic plans, utilization of company resources, authorization of spending limits and the authority to hire consultants and employees and terminate their services. The board retains responsibility to recommend candidates to the shareholders for election to the board of directors. The board retains responsibility for selection and evaluation of the chief executive officer, determination of senior management compensation, approval of the annual budget, and assurance of adequate financial and accounting systems, procedures and controls. The board also provides advice and counsel to senior management on a regular basis.

All major decisions are considered by the board as a whole; however, the board has chosen to exercise certain of its responsibilities through committees of the board. The board has established three standing committees - an Audit Committee, a Nominating Committee, and a Governance and Compensation Committee.

Consistent with the Company’s view of our board of directors’ and management’s distinct but mutually supportive roles described above, the Company has chosen to separate the positions of board chairman and chief executive officer. The role of the board chairman is to set board agendas, priorities and procedures to facilitate the board in its review and oversight function. The role of the chief executive officer is to establish and implement the Company’s strategic direction, subject to board oversight.

Risk Oversight

The board oversees the Company’s risk management process through regular discussions of the Company’s credit, liquidity, operational, compliance and similar risks with senior management both during and outside of regularly scheduled board meetings. In addition, the Audit Committee assists the board by administering such oversight function with respect to risks relating to the Company’s accounting and financial controls.

Annual Meeting Attendance

It is the Company's policy that all directors attend the annual shareholders meeting. All persons who were directors on the date of last year's annual shareholders' meeting attended such meeting either in person or by telephonic conference, except for Thomas F. Bonadio, Thomas Labus, E. Philip Saunders, and Gary Siconolfi.

B.   Operation of the Board of Directors

During 2018, the Board of Directors met 3 times and took official action 13 times during the period from January 1, 2018 through December 31, 2018. During this period, our directors as a group participated in, either in person or by telephonic conference as permitted by the Company's Bylaws, approximately 92% of the total number of meetings held and/or actions taken during the period for which they were directors and 92% of the total number of meetings and/or actions taken by the committees of the board on which they served during the period for which were members of such committee(s).

Director Independence

The Company’s common stock is traded on the over-the-counter bulletin board, an electronic inter-dealer quotation system that displays real-time quotes, last-sale prices and volume information. The Company’s common stock is not “listed” for trading on any stock exchange.

Despite the Company’s common stock not being so listed, the board has voluntarily adopted and implemented the Nasdaq Marketplace Rules regulating the composition and operation of the board and its committees as in effect from time to time.

Under Nasdaq Marketplace Rules applicable to listed companies, a majority of the board must be independent. This requirement means that a majority of the Company’s board must be composed of persons who are not executive officers or employees of the Company or who have a relationship with the Company which, in the board’s opinion, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. In addition, a director cannot be considered independent if he is compensated by the Company for any reason other than for service rendered as a member of the board and/or its committees.

Based upon these independence standards and all of the relevant facts and circumstances, the board has affirmatively determined that Thomas F. Bonadio, William W. Destler, Lance F. Drummond, John W. Heinricy, Thomas J. Labus, Charles Mills, E. Philip Saunders and Gary A. Siconolfi (constituting 8 members of a 10-person board) are independent. In making this determination, the board noted that none of these directors is an executive officer or employee of the Company.

Code of Ethics / Committee Charters

The board has adopted, implemented and published on the Company’s website (www.CurAegis.com) the Company’s code of business conduct which applies to all members of the Board, all executive and financial officers and all employees and consultants of the Company, its divisions and its subsidiaries. The code mandates that all Company personnel observe the highest standards of business and personal conduct in the performance of their duties and responsibilities, especially in dealing with other Company personnel, our shareholders, the general public, the business community, customers, suppliers, and governmental authorities. It addresses conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets, compliance with laws, rules, and regulations and requires the reporting of any illegal or unethical behavior.

We require our employees, our officers, and directors to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected unethical, illegal or criminal activity involving the Company and/or its employees. We have established a process which allows employees, officers, and directors to anonymously report any known or suspected violation of policies and rules set forth in the code of business conduct.

Waivers or amendments of the code's provisions are generally not permitted, may be granted only by the board of directors, and if granted, will be disclosed promptly by the Company by posting the waiver or amendment on the Company’s website and by filing a current report (Form 8-K) with the Securities and Exchange Commission. There were no waivers and/or amendments of the code during 2018.

The board has also adopted, implemented and posted on the Company’s website the Company’s financial integrity and compliance program. The program mandates that the Company's results of operations and financial position must be recorded in accordance with the requirements of law and generally accepted accounting principles and that all books, records, and accounts must be maintained in reasonable detail so that they accurately and fairly reflect the business transactions and disposition of assets of the Company. The written policy requires all personnel responsible for the preparation of financial information to ensure that the Company's financial policies and internal control procedures are followed and holds each person involved in creating, processing and recording financial information accountable for the integrity of the financial reporting process. The program establishes a network for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and provides for the submission (including the confidential anonymous submission) by Company personnel of any concerns they might have regarding questionable accounting or auditing practices.

The board adopted an Audit Committee charter delineating the composition and the responsibilities of the Audit Committee which became effective on April 17, 2000. The charter was revised by the board effective January 15, 2003 and July 21, 2011. The charter is on the Company's website.

On November 9, 2004, the board adopted a Nominating Committee charter delineating the composition and responsibilities of the Nominating Committee. The Nominating Committee charter is on the Company’s website.

Policy / Procedure for Review / Approval of Related Party Transactions

Business transactions between the Company and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related party transactions”) are not prohibited. In fact, certain related party transactions can be beneficial to the Company and to its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Governance and Compensation Committee or the full board of directors in advance for review and approval upon the advice of counsel, which may be outside legal counsel. All existing related party transactions are reviewed at least annually by the Governance and Compensation Committee or the full board of directors.

No related party transaction may be approved by the Committee if such transaction, regardless of its benefit to the Company, would violate the Company’s written code of business conduct and/or its written financial integrity and compliance program.

Any director or officer with an interest in a related party transaction is expected to remove himself from considering the matter and abstain from voting upon it. In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

Executive Sessions of Independent Directors

The Company’s independent directors regularly meet in executive session without management or non-independent directors present. Currently, Gary A. Siconolfi presides at such executive sessions of the independent directors.

Committees of the Board

The Audit Committee

Members:

Thomas F. Bonadio, chairman

Lance F. Drummond

E. Philip Saunders

Number of Meetings in 2018: 4

The primary function of the Audit Committee as stated in its charter is to assist the board of directors in fulfilling its oversight responsibilities relating to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements, including requirements for implementing effective internal controls over financial reporting and programs to detect fraud; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s independent auditor, who shall be ultimately accountable and report to the Committee.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee pursuant to the Audit Committee charter, the Committee is empowered to exercise any other powers and carry out any other responsibilities delegated to it by the board of directors from time to time consistent with the Company’s bylaws. While acting within the scope of the powers and responsibilities specified in the charter and delegated to it by the board, the Committee has and may exercise all the powers and authority of the board.

All members of the Audit Committee are "independent" as independence is defined in Nasdaq Marketplace Rule 4200(a)(15) and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission. Thomas F. Bonadio has been appointed the Audit Committee's "financial expert" as defined by the Audit Committee's charter in accordance with rules promulgated by the Securities and Exchange Commission.

The Nominating Committee

Members:

Gary A. Siconolfi, chairman

Thomas J. Labus

Number of Meetings in 2018: 1

As specified in its charter, the purpose of the Nominating Committee is to identify, consider and recommend qualified individuals to the Board for election as directors, including the slate of directors that the board proposes for election by shareholders at the annual meeting. The charter sets forth the following policy and procedures with respect to the consideration of any director candidates recommended by security holders.

Shareholders wishing to directly nominate candidates for election to the board of directors at an annual meeting must do so by giving notice in writing to the chairman of the Nominating Committee, CurAegis Technologies, Inc., 350 Linden Oaks Rochester, NY 14625. The notice with respect to any annual meeting must be delivered to the chairman not less than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination; (b) the name, age, business address and residence address of each nominee; (c) the principal occupation or employment of each nominee; (d) the class and number of shares of CurAegis securities which are beneficially owned by each nominee and by the nominating shareholder; (e) any other information concerning the nominee that must be disclosed in nominee and proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (f) the executed consent of each nominee to serve as a director of CurAegis if elected.

Nominations submitted in accordance with the foregoing procedure will be considered and voted upon by the Nominating Committee. Any shareholder nominee recommended by the Committee and proposed by the board for election at the next annual meeting of shareholders shall be included in the Company's proxy statement for such annual meeting.

The Nominating Committee charter also sets forth the qualifications and a specific description of skills that members of the board of the Company should possess, regardless of by whom nominated.

In recommending candidates, the Committee shall consider the candidates' mix of skills, experience with businesses and other organizations of comparable size, reputation, background and time availability (in light of anticipated needs), the interplay of the candidate's experience with the experience of other board members, the extent to which the candidate would be a desirable addition to the board and any committees of the board and any other factors the Committee deems appropriate. At a minimum, the Committee shall address the following skill sets in evaluating director candidates: accounting or finance, business or management experience, industry knowledge, customer base experience or perspective, international marketing, and business experience, strategic planning and leadership experience.

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The board should represent diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the Company's worldwide activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the board for an extended period of time. Directors should consider offering their resignation in the event that significant change in their personal circumstances, including their health, family responsibilities, or a change in their principal job responsibilities, would preclude them from devoting sufficient time to carrying out their responsibilities effectively.

The board does not believe that arbitrary term limits on director service are appropriate, nor does it believe that directors should expect to be re-nominated automatically. The contribution of each member as a member of a committee or the board shall be evaluated each year by the Committee before his re-nomination is recommended to the board.

All members of the Nominating Committee are “independent” as defined in Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission and as defined by Nasdaq Marketplace Rule 4200(a)(15).

The Governance and Compensation Committee

Members:

William W. Destler, chairman

John W. Heinricy

Charles N. Mills

Number of Meetings in 2018: none

The purpose of the Governance and Compensation Committee is to monitor the effectiveness of management’s policies and decisions including the execution of the Company's strategies in order to ensure that the Company represents the shareholders' interests, including optimizing long term as well as short term financial returns. The Committee develops and recommends to the board corporate governance principles and guidelines and reviews the charter and composition of each committee of the board and makes recommendations to the board for the adoption of or revisions to committee charters, the creation of additional committees or the elimination of committees.

The Committee also:

(1) establishes and reviews the overall executive compensation philosophy and strategy of the Company and oversees the Company’s various compensation programs and plans;

(2) reviews on its own and taking into account shareholder advice on executive compensation policies, makes recommendations to the board of directors on employment and business consultants compensation policies, forms and levels of annual compensation, including specifically, the performance and level of annual compensation of the executive officers and top management personnel of the Company;

(3) specifically reviews the annual compensation of the chief executive officer in the light of established goals and objectives and based upon such evaluation and taking into consideration shareholder advice on such compensation, makes specific recommendations to the board regarding such compensation;

(4) reviews and makes recommendations to the board on the operation, performance, and administration of the Company's employee benefit plans.

All members of the Committee are independent within the meaning of Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission and Nasdaq Marketplace Rule 4200(a)(15).

C. Committee Reports

Audit Committee Report

The Audit Committee operates under a written charter adopted by the board of directors on April 17, 2000 and amended on January 15, 2003 and July 21, 2011. A copy of the written charter is found on the Company’s website, www.CurAegis.com. All members of the Audit Committee meet the independence standards contained in the Nasdaq Marketplace Rules and rules promulgated by the Securities and Exchange Commission.

The Audit Committee is directly responsible and has sole authority for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Committee. The Audit Committee has the responsibility to pre-approve all audit services and non-audit services to be performed by the Company's independent auditor.

The Audit Committee, at least annually, reviews the independence and quality control procedures of the independent auditor and the experience and independence of the independent auditor’s senior personnel who are providing audit services to the Company. Specifically, the Committee has obtained and reviewed a report prepared by the independent auditor describing the auditing firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

The Committee has received the independent auditor’s annual written statement delineating all relationships between the independent auditor and the Company, consistent with the SEC’s Independence Standards Board Standard No. 1. The Committee has confirmed with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

The Committee has reviewed and discussed with management and the independent auditor in connection with the annual audit, the scope of the audit, the procedures to be followed and the staffing of the audit. In connection with such review, the Committee has discussed with management and the independent auditor all major issues regarding accounting principles and financial statement presentation, any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company’s financial statements.

The Committee has reviewed and discussed the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Committee has reviewed with the independent auditor any problems or difficulties the auditor may have encountered during the course of the audit work, including any restrictions of the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters.

The Committee has discussed with the independent auditor its report to the Committee regarding (i) all accounting policies and practices used that the independent auditor identified as critical; (ii) all alternative treatments within GAAP for policies or practices related to material items that were discussed between management and the independent auditor; and (iii) all other material written communications between the independent auditor and management, such as any management letter, management representation letter, reports or observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

The Committee has discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.”

Based on its review and discussions regarding the 2018 audited financial statements as set forth in this Report and based upon on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence, the Committee determined it's recommendation to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K , and the amendments thereto, for the fiscal year ended December 31, 2018.

The Committee has reviewed and has had the opportunity to discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Thomas F. Bonadio, chairman Lance F. Drummond E. Philip Saunders

D. Shareholder Communications

We encourage all shareholders to communicate with management and with our directors, including our independent directors. Any shareholder wishing to communicate directly with management should e-mail or address regular mail to:

Officer	Mailing Address	E-mail
Richard A. Kaplan, Chief Executive Officer	CurAegis Technologies, Inc. 350 Linden Oaks Rochester, New York 14625	dickk@CurAegis.com

Keith E. Gleasman, President	CurAegis Technologies, Inc. 350 Linden Oaks Rochester, New York 14625	kgleasman@CurAegis.com

Kathleen A. Browne Chief Financial Officer	CurAegis Technologies, Inc. 350 Linden Oaks Rochester, New York 14625	kbrowne@CurAegis.com

Any shareholder wishing to communicate directly with any of our independent directors should e-mail him as follows:

Thomas F. Bonadio	tbonadio@bonadio.com

William W. Destler	wwdpro@rit.edu

Lance F. Drummond	Lance.drummond@outlook.com

John W. Heinricy	heinrocket@gmail.com

Thomas J. Labus	tjlabus@gmail.com

Charles N. Mills	charlesnmills@gmail.com

E. Philip Saunders	PhilS@saundersmgt.com

Gary A. Siconolfi	garysic1951@gmail.com

Regular mail may be addressed to:	CurAegis Independent Directors c/o CurAegis, Inc. 350 Linden Oaks Rochester, New York 14625 Attention: Investor Relations

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

FOR YEARS ENDED DECEMBER 31, 2018 and 2017

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (3)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compen- sation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard A. Kaplan, CEO (1)	2018	$50,000	$0	$0	$0	$0	$0	$0	$50,000
	2017	$50,000	$0	$0	$0	$0	$0	$0	$50,000

Kathleen A. Browne, CFO (2)	2018	$200,000	$0	$0	$21,000	$0	$0	$0	$221,000
	2017	$200,000	$0	$0	$0	$0	$0	$0	$200,000

(1)	Mr. Kaplan served as the Company’s chief executive officer for the years ended December 31, 2018 and 2017.
(2)	Ms. Browne served as the Company’s chief financial officer for the years ended December 31, 2018 and 2017.
(3)

Represents the total grant date fair value of option awards computed in accordance with FASB ASC 718. Ms. Browne received one award in 2018: 100,000 shares on May 7, 2018, with an exercise price of $0.23 per share, 10-year expiration and vesting in 25% tranches annually. The Black-Scholes option-pricing model was used to value the cost of the option grants at approximately $21,000, which is being recognized ratably over the estimated vesting periods of the respective grants.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	/--------------------------Option Awards----------------------------------\					/---------------------Stock Awards--------------------\
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard A. Kaplan, CEO (1)	3,000,000	2,150,000	0	$.36	2020	0	$0	0	$0

Kathleen A. Browne, CFO (2)	18,750	6,250	0	$.28	2025	0	$0	0	$0
	0	25,000	0	$.53	2026	0	$0	0	$0
	50,000	50,000	0	$.62	2026	0	$0	0	$0
	25,000	75,000	0	$.23	2028	0	$0	0	$0

(1)

On September 30, 2010, Mr. Kaplan was granted an option to acquire 5,150,000 shares of the Company's $.01 par value common stock exercisable for a period of ten years at $.36 per common share. The option vests as follows: 1,000,000 shares immediately; 1,000,000 shares upon the closing price of the Company's common stock reaching $1.00 per share; another 1,000,000 upon the closing price reaching $2.00 per share; another 1,000,000 upon the closing price reaching $3.00 per share and the balance of 1,150,000 upon the closing price reaching $4.00 per share. As of December 31, 2018, 3,000,000 options have vested under the option agreement.

(2)

On September 1, 2015, Ms. Browne was granted an option to acquire 25,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.28 per common share. The grant vests in 25% tranches on each successive anniversary of the grant. At December 31, 2018, 18,750 options have vested under the option agreement.

On January 14, 2016, Ms. Browne was granted an option to acquire 25,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.53 per common share. The shares vests upon the closing price of the Company's common stock reaching $5.00 per share. At December 31, 2018, none of these options have vested.

On December 21, 2016, Ms. Browne was granted an option to acquire 100,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.62 per common share. The grant vests in 25% tranches on each successive anniversary of the grant. At December 31, 2018, 50,000 of these options have vested.

On May 7, 2018, Ms. Browne was granted an option to acquire 100,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.23 per common share. The grant vests annually in 25% tranches. At December 31, 2018, 25,000 of these options have vested.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2018

Name (a)	Fees Earned or Paid in Cash (b)	Stock Award (c)	Option Awards (1) (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Thomas F. Bonadio	$0	$0	$21,750	$0	$0	$0	$21,750
William W. Destler	$0	$0	$21,750	$0	$0	$0	$21,750
Lance F. Drummond	$0	$0	$58,500	$0	$0	$0	$58,500
Asher Flaum (2)	$0	$0	$0	$0	$0	$0	$0
John W. Heinricy	$0	$0	$21,750	$0	$0	$0	$21,750
Thomas J. Labus	$0	$0	$21,750	$0	$0	$0	$21,750
Charles N. Mills	$0	$0	$21,750	$0	$0	$0	$21,750
E. Philip Saunders	$0	$0	$21,750	$0	$0	$0	$21,750
Gary A. Siconolfi	$0	$0	$0	$0	$0	$0	$0

(1)

On August 1, 2018, the Company made a grant of 75,000 options to the following board members: Thomas F. Bonadio, William W. Destler, John Heinricy, Thomas Labus, Charles Mills and E. Phil Saunders. These options have an exercise price of $0.32 per share, exercisable for 10 years, and with annual vesting of 25% upon the anniversary date of the option grant.

On November 11, 2018, the Company made a grant of 150,000 options to Lance F. Drummond with an exercise price of $0.26 per share, exercisable for 10 years which were fully vested upon the date of the grant. Also, on November 11, 2018, the Company made a grant of 100,000 options to Lance F. Drummond with an exercise price of $0.26 per share, exercisable for 10 years with annual vesting of 25% upon the anniversary date of the option grant.

(2)	Resigned from the board on March 27, 2019.

A. Discussion of Director Compensation

Participation in the Company’s 2011 and 2016 Stock Option Plans

Directors are eligible to be granted options under the company’s 2011 and 2016 Stock Option Plan (“the Option Plans”) as a component of the board’s strategy for recruiting and retaining outstanding individuals in the service of the Company and for aligning their interests with the interests of the Company’s shareholders. The Company’s shareholders approved the Option Plans at annual meetings of shareholders. The Option Plans are the only Company plans the members of the board of directors are entitled to receive equity compensation for their performance of services as directors and members of committees created by the board.

Reimbursement of Board Expenses

On October 2011, the board adopted a policy providing for the reimbursement of expenses incurred by members of the Company’s board of directors. The reimbursement policy applies to all non-employee directors and provides for the reimbursement of all reasonable out-of-pocket expenditures incurred on behalf of the Company, including but not limited to:

a)	travel costs for board meeting attendance, such as hotel, meals, and transportation;
b)	airfare based upon reasonable commercial rates; and
c)	mileage for personal vehicles used for CurAegis business reimbursed at the applicable Internal Revenue Service rate in force at the time the vehicle is used.

No reimbursement is to be made unless authorized by the Company’s chief executive officer or its chief financial officer. During the year ended December 31, 2018, the Company reimbursed approximately $1,500 of board expenses.

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

(Proposal No. 2 on Proxy Card)

Chief Executive Officer

Currently, the chief executive officer does not have an employment agreement with the Company. The previous agreement with its chief executive officer expired on December 31, 2018. This executive earns a base compensation of $50,000 per annum. The executive is entitled to participate in all employee benefit plans as are provided from time to time for senior executives.

On September 30, 2010, the Company granted a stock option for 5,150,000 common shares exercisable for ten years at an exercise price of $0.36 per common share to its newly appointed chief executive officer. The option vests and is exercisable as follows: 1,000,000 options vest and are exercisable immediately upon grant; a second 1,000,000 options vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $1.00 per share; a third 1,000,000 options vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $2.00 per share; a fourth 1,000,000 options vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $3.00 per share and the balance of the options, namely 1,150,000 options, vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $4.00 per share.

Chief Financial Officer

Effective September 1, 2015, the Company engaged a new chief financial and accounting officer. Effective June 1, 2016, the annual compensation for this executive was increased by the board of directors to $200,000. The executive is entitled to participate in all employee benefit plans as are provided from time to time for senior executives.

On September 1, 2015, the chief financial and accounting officer was granted an option exercisable for 10 years to acquire 25,000 shares of the Company’s common stock at $0.28 per share. The option vests and is exercisable as follows: 6,250 options vest and become exercisable on each of September 1, 2016, 2017, 2018 and 2019. If the Company terminates the executive, removes her as CFO, or a change in control of the Company occurs, the executive is entitled to 6 months’ severance pay.

On January 14, 2016, the executive was granted an option to acquire 25,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.53 per common share. The shares vest upon the price of the Company's common stock reaching $5.00 per share. On December 31, 2017, none of these options have vested.

On December 21, 2016, the executive was granted an option to acquire 100,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.62 per common share. The grant vests in 25% tranches on each successive anniversary of the grant. At December 31, 2018, 50,000 of these options have vested.

On May 7, 2018, the executive was granted an option to acquire 100,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at $.23 per common share. The grant vests annually in 25% tranches. At December 31, 2018, 25,000 of these options had vested.

Rationale and Scope of Proposal

In recent years, corporate governance commentators and advisors have advocated and increasingly, governmental regulatory authorities, including the Securities and Exchange Commission, are mandating, that public companies, such as CurAegis, initiate procedures to ensure that our shareholders have input on our named executive officer compensation programs (the “say on pay” movement). Basically, our named executive officer compensation policies and programs are designed to attract, motivate, and retain the key executives who are responsible to drive our success and enhance shareholder value. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our executive officer compensation program design.

Our board of directors values and encourages constructive dialogue on executive compensation and other important governance topics with our shareholders, to whom it is ultimately accountable. At the 2011 annual meeting, the Company’s shareholders approved the board’s proposal to seek shareholder advice on executive compensation on an annual basis, consistent with the board’s view such an annual procedure is the most effective means to obtain current information on investor sentiment about our executive compensation philosophy, policies, and procedures.

Although Proposal 2 is advisory-only and is non-binding on the Company and the board of directors, our board and the Governance and Compensation Committee will review the voting results. To the extent there is any significant negative say-on-pay advice, we would initiate procedures to better understand the concerns that influenced the advice. The board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about its named executive officer compensation.

Accordingly, the board of directors proposes that you indicate your support for CurAegis’s executive officer compensation described above and the compensation philosophy, policies, and procedures underlying such compensation for the 2018 calendar year as described in this Proxy Statement.

Vote Required-Indication of Support

This Proposal is non-binding on the Company and our board of directors. Marking the Proxy Card “For” indicates support; marking the Proxy Card “Against” indicates lack of support. You may abstain by marking the “Abstain” box on the Proxy Card.

Recommendation of the Board

The Board of Directors unanimously recommends that the shareholders support, on an advisory basis, the named executive officer compensation programs in effect for the 2018 calendar year by marking “For” on the Proxy Card.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3 on the Proxy Card)

The Audit Committee has appointed Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm responsible for the independent audit of our financial statements for the year ended December 31, 2018. Freed Maxick CPAs, P.C. also served as the Company’s independent registered public accounting firm for our 2017 fiscal year. The board of directors is submitting the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for ratification at the 2019 annual meeting. In this regard, our bylaws do not require that the shareholders ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm. We seek ratification because we believe it is good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Freed Maxick CPAs, P.C., but may retain Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders. A representative of Freed Maxick CPAs, P.C. is expected to be present at the 2019 annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees

The aggregate amount the Company paid and/or accrued for professional services rendered by Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for each of 2018 and 2017 for the audit of the Company's annual consolidated financial statements included in the Company’s Annual Report on Form 10-K/A, for the review of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings or engagements was:

2018	2017
$76,500	$69,000

Audit-Related Fees

The Company did not engage Freed Maxick, CPAs, P.C. for any non-audit services for the year ended December 31, 2018. The Company engaged and paid Freed Maxick CPAs, P.C. $3,500 for audit-related services in the year ended December 31, 2017 in connection with the Form S-8 filed on August 29, 2017.

Tax Fees

The Company did not engage Freed Maxick CPAs, P.C. for any tax services for the years ended December 31, 2018 and 2017.

All Other Fees

The Company did not engage Freed Maxick CPAs, P.C. for any other services for the years ended December 31, 2018 and 2017, respectively.

Total Fees

The Company has paid and/or accrued fees totaling $76,500 and $69,000 to Freed Maxick CPAs, P.C. for the years ended December 31, 2018 and 2017, respectively.

Pre-Approval Policies and Procedures

Article II of our Audit Committee charter, as amended, specifically provides that the Audit Committee must pre-approve all auditing and legally permissible non-auditing services to be performed by the Company's registered public accounting firm. In accordance with such mandate the Audit Committee has established a set of procedures governing the pre-approval process. Under the procedure, for each fiscal year, the Committee first shall determine the general nature and scope of the audit, audit-related, tax and other legally permissible non-audit services to be performed by the Company's registered accounting firm. Prior to the performance of any services, the Committee shall require such firm to submit to the Committee one or more engagement letter(s) delineating specific audit, audit-related, tax and other legally permissible non-audit services to be rendered (together with a schedule of fees with respect to each of such services). Upon receipt of such engagement letter(s), the Committee shall review and approve such engagement letter(s) in advance of the performance of any such services, including the specific advance approval of fees in connection with each of such services. Upon approval and execution of each of such engagement letter(s) by the Committee, the registered public accounting firm shall perform such pre-approved services in accordance with the terms and conditions of each engagement letter and shall not engage in any other services unless each of said services, if any, shall have been specifically approved (including the specific approval of all fees associated therewith) by the Audit Committee in advance of the rendering any such service.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote which are cast at the Annual Meeting, either in person or by proxy.

Recommendation of the Board

The Board of Directors unanimously recommends a vote FOR the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2019.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND 5 PERCENT OWNERS

Common Stock

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of the Company’s directors, nominees and named executive officers, and (iii) all current directors and executive officers of the Company as a group. The first two columns of the table set forth beneficial ownership information for such persons as of August 16, 2019. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Position with the Company	Number of Shares Owned		Percent of Shares Outstanding (1)

Gary A. Siconolfi	Chairman of Board	1,152,333	(2)	2.2%

Richard A. Kaplan	Chief Executive Officer; Director	9,327,210	(3)	15.2%

Keith E. Gleasman	President; Director	4,862,575	(4)	9.3%

Thomas F. Bonadio	Director	731,415	(5)	1.4%

William W. Destler	Director	1,434,749	(6)	2.7%

Lance F. Drummond	Director	232,583	(7)	Less than 1%

John W. Heinricy	Director	278,750	(8)	Less than 1%

Thomas J. Labus	Director	368,750	(9)	Less than 1%

Charles N. Mills	Director	288,750	(10)	Less than 1%

E. Philip Saunders	Director	4,745,627	(11)	8.4%

Kathleen A. Browne	Chief Financial Officer, Principal Accounting Officer & Secretary	318,750	(12)	Less than 1%

All Directors and Executive Officers as a Group		23,741,492	(2)-(12)	34.2%

B. Thomas Golisano	Investor	46,356,750	(13)	47.1%

(1)

The calculations in these columns are based upon 52,062,207 shares of common stock outstanding on August 16, 2019, plus the number of shares of common stock subject to outstanding options, warrants and convertible stock held by the person with respect to whom the percentage is reported on such date. The shares of common stock underlying such options, warrants, convertible stock and similar rights, are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for the purpose of computing the percentage of any other person. The calculations also assume the convertibility of each share of Series C Preferred Stock and C-2 Preferred Stock and Series C-3 Preferred Stock into one share of common stock.

(2)

Includes (i) 240,000 shares issuable upon conversion of Convertible Debt issued December 19, 2016 (ii) 24,000 shares issuable upon the exercise of warrants issued on December 19, 2016 exercisable for 10 years at an exercise price of $0.25 per share (iii) 25,000 common shares issuable upon exercise for a warrant for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise and (iv) 100,000 common shares which may be purchased through the exercise of a 10-year stock option granted on November 15, 2013 at an exercise price of $.36 per common share.

(3)

Includes (i) 1,333,333 shares issuable upon conversion of Convertible Debt issued August 16, 2019  (ii) 1,200,000 shares issuable upon conversion of Convertible Debt issued during the period from September 4, 2018 and December 26, 2018; (iii) 120,000 shares issuable upon the exercise of warrants issued during the period from September 4, 2018 and December 26, 2018 exercisable for 10 years at an exercise price of  $0.25 per share; (iv) 100,000 shares issuable upon the conversion of Convertible Debt issued on July 10, 2018; (v) 10,000 shares issuable upon the exercise of warrants issued on July 10, 2018 exercisable for 10 years at an exercise price of $0.25 per share; (vi) 1,501,052 shares issuable upon conversion of Convertible Notes issued during the period July 12, 2017 and April 17, 2018; (vii) 375,375 shares issuable upon the exercise of warrants issued during the period July 12, 2017 and April 17, 2018 exercisable for 10 years at an exercise price of $0.333 per share; (viii) 570,000 shares issuable upon conversion of convertible debt issued December 16, 2016 (ix) 57,000 shares issuable upon the exercise of warrants issued on December 16, 2016 exercisable for 10 years at an exercise price of $0.25 per share (x) 900,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share (xi) 3,000,000 common shares which may be acquired upon the exercise of a 10-year non-qualified stock option granted on September 30, 2010 at an exercise price of $.36 per share. The balance of the option, namely 2,150,000 common shares will vest when the Company’s stock price reaches certain targets as set forth in the stock option agreement. The address for Mr. Kaplan is 1999 Mt. Read Blvd. Rochester, NY 14615.

(4)	The address for Mr. Gleasman is 1999 Mt. Read Blvd. Rochester, NY 14615.

(5)

Includes (i)150,150 shares issuable upon conversion of Convertible Debt issued November 7, 2017; (ii) 15,015 shares issuable upon the exercise of a warrant issued November 7, 2017 exercisable for 10 years at an exercise price of $0.333 per share; (iii)  160,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share; (iv) 125,000 Class C Preferred shares and a warrant issued on September 23, 2011 for 12,500 common shares exercisable for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise; (vi) 18,750 common shares that may be purchased through the exercise of a common stock option granted on August 1, 2018, exercisable for 10 years from the date of grant at an exercise price of $0.32 per share and (vii) 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(6)

Includes (i) 150,150 shares issuable upon conversion of Convertible Note issued April 26, 2018; (ii) 15,015 shares issuable upon the exercise of a warrant issued April 26, 2018 exercisable for 10 years at an exercise price of $0.333 per share; (iii) 400,000 shares issuable upon conversion of convertible debt issued August 30, 2016 (iv) 40,000 shares issuable upon the exercise of warrants issued on August 30, 2016 exercisable for 10 years at an exercise price of $0.25 per share (v) 200,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share (vi) 18,750 common shares that may be purchased through the exercise of a common stock option granted on August 1, 2018, exercisable for 10 years from the date of grant at an exercise price of $0.32 per share and (vii) 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.at an exercise price of $0.26 per share.

(7)

Includes (i) 75,075 shares issuable upon conversion of Convertible Note issued March 2, 2018; (ii) 7,508 shares issuable upon the exercise of a warrant issued on March 2, 2018 exercisable for 10 years at an exercise price of $0.333 per share and (iii) 150,000 shares issuable upon the exercise of an option granted November 28, 2018 exercisable for 10 years from the date of grant.

(8)

Includes (i) 10,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share (ii) 18,750 common shares that may be purchased through the exercise of a common stock option granted August 1, 2018, exercisable for 10 years from the date of grant at an exercise price of $0.32 per share and (iii)  250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(9)

Includes (i) 100,000 Series C-3 Preferred shares owned by the Thomas & Mary Labus Revocable Trust issued on February 20, 2016 convertible into common shares at the rate of $.25 per share (ii) 18,750 common shares that may be purchased through the exercise of a common stock option granted August 1, 2018, exercisable for 10 years from the date of grant at an exercise price of $0.32 per share and (iii) 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on December 20, 2012 at an exercise price of $.70 per common share.

(10)

Includes (i) 20,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share (ii) 18,750 common shares that may be purchased through the exercise of a common stock option granted August 1, 2018, exercisable for 10 years from the date of grant at an exercise price of $0.32 per share and (iii) 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(11)

Includes (i) 1,501,502 shares issuable upon the conversion of a Convertible Note issued November 20, 2017; (ii) 375,375 shares issuable upon the exercise of a warrant issued November 20, 2017 for 10 years at an exercise price of $0.333 per share; (iii) 2,000,000 shares issuable upon conversion of Convertible Debt issued August 25, 2016; (iv) 200,000 shares issuable upon the exercise of warrants issued on August 25, 2016 exercisable for 10 years at an exercise price of $0.25 per share; (v) 400,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share (vi) 18,750 common shares which may be purchased through the exercise of stock option granted on August 1, 2018, exercisable for 10 years form the date of grant at an exercise price of $0.32 per share and (vii) 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011, at an exercise price of $.90 per common share.

(12)

Includes (i) 200,000 shares issuable upon conversion of 200,000 shares of Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share; (ii) 18,750 common shares issuable upon exercise of a 10-year stock option granted September 1, 2015 at an exercise price of $0.28 per share (iii) 50,000 common shares issuable upon the exercise of a stock option granted on December 21, 2016 exercisable for 10 years from the date of grant at an exercise price of $0.62 per share and (iv) 50,000 common shares issuable upon exercise of a stock option granted May 7, 2018 exercisable for 10 years from date of grant at an exercise price of $0.23 per share.

(13)

Includes (i) 4,680,000 shares issuable upon the conversion of a Convertible Note issued November 7, 2016; (ii) 468,000 shares issuable upon the exercise of warrants issued on November 7, 2016, exercisable for 10 years at an exercise price of $0.25 per share (iii) 15,212,500 Series C Preferred shares, 24,475,000 Series C-2 Preferred shares, and (iv) a warrant issued on September 23, 2011, for 1,521,250 common shares exercisable for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise. The address for Mr. Golisano is c/o Fishers Asset Management, 1 Fishers Road, Pittsford, New York 14534.

Preferred Stock

The following table sets forth certain information regarding the beneficial ownership of the Company’s Series C Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock by each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of such stock.

Name	Number of Shares Beneficially Owned		Percent of Shares Outstanding (1)
B. Thomas Golisano	39,687,500	(2)	91.3%

(1)

The calculations in these columns are based upon 15,687,500 shares of Series C Preferred Stock, 24,500,000 shares of Series C-2 Preferred Stock and 3,268,000 shares of Series C-3 Preferred Stock outstanding on April 29, 2019, plus the number of shares of common stock subject to outstanding options, warrants and convertible stock held by the person with respect to whom the percentage is reported on such date.

(2)

Represents 15,212,500 shares of Series C Preferred Stock and 24,475,000 shares of Series C-2 Preferred Stock Series. The address for Mr. Golisano is c/o Fishers Asset Management, 1 Fishers Road, Pittsford, New York 14534.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who own more than 10% of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership of our common stock (Forms 4 and 5) with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file.

Based upon Company records and other information, we believe that for the year ended December 31, 2018, and for the period January 1, 2019, through August 16, 2019, all directors and executive officers complied with all applicable Section 16(a) filing requirements.

Shareholder Proposals for 2020

Shareholders may present matters for consideration at our next annual meeting either by having the matter included in the Company's own Proxy Statement and listed on its Proxy Card or by conducting his or her own proxy solicitation. To have your proposal included in our Proxy Statement and listed on our Proxy Card for the 2020 annual meeting, you must submit your proposal to the Company before December 20, 2019 in writing to Kathleen A. Browne, Chief Financial Officer CurAegis Technologies, Inc., 350 Linden Oaks Rochester, New York 14625. You may submit a proposal only if you have continuously owned at least $2,000 worth or 1% in market value of the Company's Common or Class C, C-2 or C-3 Preferred shares for at least 1 year before you submit your proposal to the Company, and you must continue to hold this level of security ownership in our Company through the 2020 annual meeting of shareholders.

If you decide to conduct your own proxy solicitation, you must provide the Company with written notice of your intent to present your proposal at the 2020 annual meeting. This written notice must be received by the Company before March 20, 2020. If you submit a proposal for the 2020 annual meeting after March 20, 2020, management may or may not in its sole discretion present the proposal at the annual meeting and the proxies for the 2020 annual meeting will have full discretion on management proxy holders to vote against your proposal.

Annual Report

The Annual Report (Form 10-K) for 2018 and the amendment thereto, including the Company’s consolidated financial statements, is being distributed to you together with this proxy statement.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding” and is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone Kathleen Browne, c/o Investor Relations at 585-254-1100 or write us at CurAegis Technologies, Inc., c/o Investor Relations, 350 Linden Oaks Rochester, New York 14625.

The notice of the annual meeting of shareholders, this proxy statement and accompanying proxy card has been authorized by order of the board of directors.

August 22, 2019	/s/ Richard A. Kaplan
Richard A. Kaplan

13631_Curaegis_Proxy Card_REV1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CURAEGIS TECHNOLOGIES, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 14, 2019.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

1. Proposal to elect to the Company's Board of Directors 10 persons nominated by the Board of Directors:

NOMINEES:

		FOR ALL NOMINEES LISTED AT LEFT (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED AT LEFT
01 Thomas F. Bonadio	06 Richard A. Kaplan	☐	☐
02 William W. Destler	07 Thomas J. Labus		
03 Lance F. Drummond	08 Charles N. Mills		
04 Keith E. Gleasman	09 E. Philip Saunders		
05 John W. Heinricy	10 Gary A. Siconolfi		

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. For an Advisory Resolution on Executive Compensation	☐	☐	☐
3. Proposal to ratify the appointment of Freed Maxick CPAs, P.C. as the Company's independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

I plan on attending the meeting ☐

CONTROL NUMBER

Signature______________________________ **Signature, if held jointly**______________________________ **Date**__________**, 2019.**

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

13631_Curaegis_Proxy Card_- Back

This proxy statement and our 2018 Annual Report to Shareholders are available at http://www.cstproxy.com/curaegis/2019

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

CurAegis Technologies, Inc.

350 Linden Oaks
Rochester, NY 14625

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 15, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CurAegis Technologies, Inc. hereby appoints and constitutes Richard A. Kaplan and Keith E. Gleasman, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at the Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450, on Tuesday, October 15, 2019 at 7:00 P. M., local time, and any and all adjournments of said meeting, and to vote all shares of stock of CurAegis Technologies, Inc., registered in the name of the undersigned at the close of business on August 21, 2019 ("the Record Date) and entitled to vote at said meeting upon the matters set forth on the reverse side.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF PROPOSALS 1, 2, AND 3.

(Continued, and to be marked, dated and signed, on the other side)

13631_Curaegis_ProxyNotice -REV1 Front

CURAEGIS TECHNOLOGIES, INC
c/o Continental Proxy Services
1 State Street, New York NY 10004

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

CURAEGIS TECHNOLOGIES, INC.
350 Linden Oaks, Rochester, NY 14625

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on,
October 15, 2019

* Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,

The 2019 Annual Meeting of Shareholders of CURAEGIS TECHNOLOGIES, INC. will be held at CASA LARGA VINEYARDS 2287 TURK HILL ROAD FAIRPORT NY 14450 on OCTOBER 15, 2019 at 7:00 PM (local time).

Proposals to be considered at the Annual Meeting:

The Board of Directors recommends a vote "FOR" all nominees under Proposal 1, and "FOR" Proposals 2, and 3.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote Your Proxy on the Internet:

Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER

The Proxy Materials are available for review at:
http://www.cstproxy.com/curaegis/2019

13631_Curaegis_ProxyNotice - REV1 Back

CURAEGIS TECHNOLOGIES, INC.
350 Linden Oaks, Rochester, NY 14625

The following Proxy Materials are available to you to review at:
http://www.cstproxy.com/curaegis/2019

- the Company's Annual Report for the year ended December 31, 2018
- the Company's 2019 Proxy Statement
- the Proxy Card
- any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before October 1, 2019 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0691,
or
By logging on to http://www.cstproxy.com/curaegis/2019
or
By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.